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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

      PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   OCTOBER 1, 2000


                        SILICON STORAGE TECHNOLOGY, INC.
               (Exact name of Company as specified in its charter)

                         COMMISSION FILE NUMBER 0-26944


        CALIFORNIA                                              77-0225590
(State or other jurisdiction of                              (I.R.S. Employer
Incorporation or organization)                            Identification Number)

1171 SONORA COURT, SUNNYVALE, CA                                  94086
(Address of principal executive offices)                        (Zip code)

Company's telephone number, including area code:             (408) 735-9110

                                 Not applicable
         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS.

On October 1, 2000, Silicon Storage Technology, Inc. (the "Company") announced a settlement in its lawsuit with Winbond Electronics of Taiwan. The Company filed a lawsuit against Winbond in July 1998 in the U.S. District Court in San Jose, Calif. pursuant to the termination of its SuperFlash technology licensing agreement with Winbond. The press release entitled "SST Reaches Settlement of Lawsuit with Winbond" is attached hereto as Exhibit 99.1.

As part of the settlement, Winbond agreed to a consent judgment and will not contest the validity and appropriateness of SST's termination of the licensing agreement in June 1998. This settlement concludes all litigation between the Company and Winbond.

ITEM 7.  EXHIBITS.

99.1 Press Release, dated as of October 1, 2000 entitled "SST Reaches Settlement of Lawsuit with Winbond."


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2000

                                   SILICON STORAGE TECHNOLOGY, INC.

                                   By:


                                   /s/ JEFFREY L. GARON
                                   --------------------------------
                                   Jeffrey L. Garon
                                   Vice President Finance & Administration,
                                   Chief Financial Officer and Secretary
                                   (Principal Financial and Accounting Officer)


                                INDEX TO EXHIBITS

99.1 Press Release, dated as of October 1, 2000 entitled "SST Reaches Settlement of Lawsuit with Winbond."



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